UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 23, 2010

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01    Notice of Failure to Satisfy a Continued Listing Rule or Standard

(a)           On November 23, 2010, CyberDefender Corporation (the “Registrant”) received a letter from the Listings Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) stating that, because Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2010 (“the Form 10-Q”) was not filed timely, Registrant no longer complies with Rule 5250(c)(1) of the Nasdaq Listing Rules (“the Listing Rules”) for continued listing.  The Form 10-Q was not filed timely because Registrant is in the process of restating its financial statements for the fiscal year ended December 31, 2009 and for the quarterly periods ended March 31, June 30 and September 30, 2009 and March 31, and June 30, 2010.

The letter from Nasdaq states that, pursuant to the Listing Rules, Registrant has 60 calendar days, or until January 22, 2011, to submit a plan to regain compliance and, if Nasdaq accepts Registrant’s plan, Nasdaq can grant up to 180 calendar days from November 22, 2010, or until May 23, 2011, to regain compliance.  Registrant intends to submit a plan to regain compliance with the Listing Rules as soon as practicable.  However, there can be no assurance that Registrant will be able to regain compliance.

In accordance with the Listing Rules, Registrant will issue a public announcement of its receipt of the Nasdaq letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 2010

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer